UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2015

HANDY & HARMAN LTD.
(Exact name of registrant as specified in its charter)

Delaware	1-2394	13-3768097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Merger Agreement

Effective July 2, 2015, Handy & Harman Group, Ltd. (“H&H Group”), a Delaware corporation and a wholly owned subsidiary of Handy & Harman Ltd., a Delaware corporation (the “Company”), completed its previously announced acquisition of JPS Industries, Inc., a Delaware corporation (“JPS”), pursuant to the Agreement and Plan of Merger, dated as of May 31, 2015 (the “Merger Agreement”), by and among the Company, H&H Group, HNH Group Acquisition LLC, a Delaware limited liability company and a subsidiary of H&H Group (“H&H Acquisition Sub”), HNH Group Acquisition Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of H&H Acquisition Sub (“Sub”), and JPS.  At the effective time of the Merger (as defined below), Sub was merged with and into JPS (the “Merger”), with JPS being the surviving corporation in the Merger, and each outstanding share of JPS common stock, par value $0.01 per share (“JPS Common Stock”) (other than shares held by the Company and its affiliates, including SPH Group Holdings LLC (“SPH Group Holdings”), a subsidiary of Steel Partners Holdings L.P., the parent company of the Company, and a significant stockholder of JPS), was converted into the right to receive $11.00 in cash (the “Per Share Merger Consideration”).  The aggregate Per Share Merger Consideration was funded primarily by H&H Group and also by SPH Group Holdings.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2015, and is incorporated by reference herein.

Exchange Agreement

As a result of the closing of the Merger, JPS is indirectly owned by both H&H Group and SPH Group Holdings.  Pursuant to the Exchange Agreement, dated as of May 31, 2015, by and between H&H Group and SPH Group Holdings, the Company will issue (the “Issuance”) to H&H Group shares of the Company’s common stock as provided in the Exchange Agreement and, following the Issuance, H&H Group will exchange (the “Exchange”) such newly issued shares of Company common stock for all shares of JPS Common Stock held by SPH Group Holdings. Following the Exchange, H&H Group will own all of the shares of JPS Common Stock and currently intends to merge JPS with and into its wholly-owned subsidiary, HNH Acquisition LLC, a Delaware limited liability company, which will be the surviving entity in such merger.  The closing of the Issuance and the Exchange will occur immediately following the expiration of the 20-day period provided in Section 262(d)(2) of the Delaware General Corporation Law in connection with the Merger.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2015, and is incorporated by reference herein.

Item 8.01	Other Events.

On July 2, 2015, the Company issued a press release announcing the completion of the acquisition of JPS.  A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) of Form 8-K are not included in this Current Report.  The Company intends to file these financial statements by an amendment within the timeframe permitted by Item 9.01(a).

(b)	Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K are not included in this Current Report.  The Company intends to file this pro forma financial information by an amendment within the timeframe permitted by Item 9.01(b).

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release, dated July 2, 2015

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HANDY & HARMAN LTD.

Dated: July 2, 2015	By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Chief Financial Officer